UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

Rockwell Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2024, Rockwell Medical, Inc. (the “Company”) and Rockwell Transportation, Inc., a wholly-owned subsidiary of the Company (“RTI”), entered into the Third Amendment to and Restatement of Loan and Security Agreement (the “A&R Loan Agreement”) with Innovatus Life Sciences Lending Fund I, LP (“Innovatus”), a Delaware limited partnership, as collateral agent and the Lenders listed on Schedule 1.1 thereto, dated January 1, 2024 (the “Effective Date”), which amended and restated the Loan and Security Agreement, dated March 16, 2020 (the “Original Effective Date”), as amended.

The A&R Loan Agreement provides for the continuation of term loans initially borrowed on or after the Original Effective Date, in an aggregate outstanding principal amount as of the Effective Date of $8.0 million (the “Term Loans”). The Company will make interest-only payments on the Term Loans for thirty months, or up to thirty-six months if certain conditions are met. The Term Loans will mature on the fifth anniversary of the Effective Date, unless earlier repaid. The Term Loans will bear interest at the greater of (i) Prime Rate (as defined in the A&R Loan Agreement) and (ii) 7.50%, plus 3.50%. At the Company’s option, 2.00% of the interest due on any applicable interest payment date during the interest-only period may be paid in-kind by adding such amount to the then outstanding principal balance of the Term Loans.

The Term Loans may be voluntarily prepaid in full (but not partially) at any time, upon at least seven business days’ prior notice. In connection with any voluntary prepayment or satisfaction of the Term Loans prior to the maturity date (including any acceleration), the Company will pay all accrued and unpaid interest and all other amounts due in connection with the Term Loans, together with (x) a prepayment fee (the “Prepayment Fee”) equal to: (i) 6.0% of the principal amount of the Term Loans prepaid if the payment is made before the first anniversary of the Effective Date; (ii) 2.0% of the principal amount of the Term Loans prepaid if the payment is made after the first anniversary of the Effective Date but on or before the second anniversary of the Effective Date; (iii) 1.0% of the principal amount of the Term Loans prepaid if the payment is made after the second anniversary of the Effective Date but on or before the third anniversary of the Effective Date; or (iv) 0% of the principal amount of the Term Loans prepaid if the payment is made after the third anniversary of the Effective Date through maturity, and (y) an additional fee equal to 4.375% of the funded amount of the Term Loans (such additional fee, the “Final Fee”). The Term Loans will be mandatorily prepaid upon a change in control of the Company, or upon any early termination/acceleration of the Term Loans. In the event of a mandatory prepayment of the Term Loans, the Company shall be required to pay the Prepayment Fee (if applicable), as well as the Final Fee. The Final Fee shall be due and payable at maturity if it has not previously been paid in full in connection with a prepayment of the Term Loans.

The A&R Loan Agreement is secured by all assets of the Company and RTI. Proceeds were used for working capital purposes. The A&R Loan Agreement contains customary representations and warranties and affirmative and negative covenants, subject to exceptions as described in the A&R Loan Agreement. The A&R Loan Agreement includes a financial covenant that requires actual consolidated revenue from the sale and supply of hemodialysis products for the trailing six-month period (ended on the date when tested), to be not less than 85.0% of the projections for the same period and, beginning with the quarter ending September 30, 2024, actual consolidated revenue from the sale and supply of hemodialysis products for the trailing six-month period (ended on the date when tested), to be not less than 80.0% of the projections for the same period. The A&R Loan Agreement also includes a liquidity covenant that requires that the Company to maintain minimum liquidity of the greater of (x) the Company’s three-month cash burn or (y) the sum of $1.5 million and the aggregate amount of capital lease payments required to be made during the succeeding 12 months (or during a continuing event of default, the aggregate amount of capital lease payments required to be made during the entire term of such capital leases).

In connection with the execution of the A&R Loan Agreement, on January 2, 2024, the Company issued to Innovatus a warrant (the “Warrant”) to purchase 191,096 shares of the Company’s common stock with an exercise price of $1.83 per share. The Warrant may be exercised on a cashless basis, and is immediately exercisable through the January 2, 2029. The number of shares of common stock for which the Warrant is exercisable and the exercise price are subject to certain proportional adjustments as set forth in the Warrant.

The descriptions of the A&R Loan Agreement and the Warrant contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the A&R Loan Agreement and the form of Warrant, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The information set forth in Item 8.01 below regarding the press release issued on January 8, 2024 is incorporated by reference into this Item 2.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the A&R Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Warrant is incorporated by reference into this Item 3.02. The issuance of shares of the Company’s common stock underlying the Warrant will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

Item 8.01	Other Events.

On January 8, 2024, the Company issued a press release announcing certain corporate updates. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of January 2024 Warrant to Purchase Common Stock issued to Innovatus.
10.1	Third Amendment to and Restatement of Loan and Security Agreement, dated January 1, 2024, by and among the Company, Rockwell Transportation, Inc., Innovatus Life Sciences Lending Fund I, LP and the lenders party thereto.
99.1	Press Release, dated January 8, 2024.
104	Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: January 8, 2024	By:	/s/ Mark Strobeck
Mark Strobeck
Chief Executive Officer